Exhibit 21(i)
STRYKER CORPORATION LIST OF SUBSIDIARIES
As of December 31, 2025

Name of Subsidiary	State or Country of Incorporation

2Hip Holdings	France
Advanced Medical Balloons GmbH	Germany
Advanced Medical Balloons, Inc.	USA - Delaware
Alcott Indemnity Company	USA - Vermont
Arrinex, Inc.	USA - Delaware
Artelon, Inc.	USA - Delaware
Berchtold + Fritz GmbH	Germany
Berchtold Corporation	USA - Delaware
Berchtold GmbH & Co. KG	Germany
BioMimetic Therapeutics USA, Inc.	USA - Delaware
BioMimetic Therapeutics, LLC	USA - Delaware
Cerus Endovascular, Inc.	USA - Delaware
Cerus Endovascular Limited	United Kingdom
Changzhou Orthmed Medical Instrument Co., Ltd.	China
EnMovi Ltd	United Kingdom
Entellus Medical, Inc.	USA - Delaware
Gongping (Shanghai) Medical Devices Trading Co. Ltd.	China
Guard Medical Inc.	USA - Delaware
Guard Medical	France
HeartSine Technologies Limited	United Kingdom
Howmedica International S. de R.L.	Panama
Howmedica Osteonics Corp.	USA - New Jersey
HyperBranch Medical Technology, Inc.	USA - Delaware
Imascap	France
Imorphics Limited	United Kingdom
Inari Medical Asia PTE. LTD.	Singapore
Inari Medical Australia Pty. Ltd.	Australia
Inari Medical Canada, Inc.	Canada
Inari Medical Chile SpA	Chile
Inari Medical Costa Rica, Srl	Costa Rica
Inari Medical Distribuição de Dispositivos Médicos Ltda.	Brazil
Inari Medical EU Limited	Ireland
Inari Medical Europe GmbH	Switzerland
Inari Medical International, Inc.	USA - Delaware
Inari Medical Japan G.K.	Japan
Inari Medical Latin America, Inc.	USA - Delaware
Inari Medical UK Limited	United Kingdom
Inari Medical, Inc.	USA - Delaware
International Life Sciences, LLC	USA - Delaware
Invuity, Inc.	USA - Delaware
Jolife AB	Sweden
LimFlow Inc.	USA - Delaware
LimFlow	France
LimFlow, GmbH	Germany
MAKO Surgical Corp.	USA - Delaware
Mobius Imaging, LLC	USA - Delaware
MOLLI Surgical Inc.	Canada
Muka Metal Ticaret ve Sanayi Anonim Sirketi	Turkey
Nettrick Limited	Ireland
NICO Corporation	USA - Indiana
North Georgia Industrial Supply, LLC	USA - Delaware
Novadaq Corp.	USA - Delaware
Novadaq Technologies ULC	Canada
N.V. Stryker S.A.	Belgium
OOO Stryker (Stryker Ltd.)	Russia
Orneo Özel Sağlık Hizmetleri Medikal Ticaret Anonim Şirketi	Turkey
Exhibit 21(i)

Name of Subsidiary	State or Country of Incorporation

Orthmed (Hong Kong) Medical Instrument Company Limited	Hong Kong
OrthoSensor, Inc.	USA - Delaware
Ortho-Space Ltd.	Israel
Physio-Control Manufacturing, Inc.	USA - Washington
Physio-Control Operations Netherlands B.V.	Netherlands
Physio-Control, Inc.	USA - Washington
POMedical L.L.C.	USA - Nevada
Protheos	France
REV Neuro, LLC	USA - Delaware
Sage Products Holdings II, LLC	USA - Delaware
Sage Products Holdings III, LLC	USA - Delaware
Sage Products, LLC	USA - Delaware
SCI Calyx	France
SERF Technologies	France
Société d'Etudes de Recherches et de Fabrication	France
Spirox, Inc.	USA - Delaware
SSI Divestiture, Inc.	USA - Massachusetts
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker (Beijing) Healthcare Products Co., Ltd.	China
Stryker (Shanghai) Healthcare Products Co., Ltd.	China
Stryker (Suzhou) Medical Technology Co Ltd	China
Stryker (Thailand) Limited	Thailand
Stryker AB	Sweden
Stryker Acquisitions B.V.	Netherlands
Stryker Australia LLC	USA - Delaware
Stryker Australia Pty Ltd	Australia
Stryker Austria GmbH	Austria
Stryker B.V.	Netherlands
Stryker Berchtold B.V.	Netherlands
Stryker Berlin GmbH	Germany
Stryker Beteiligungs GmbH	Germany
Stryker Canada ULC	Canada
Stryker Canadian Technologies ULC	Canada
Stryker Capital B.V.	Netherlands
Stryker China Limited	Hong Kong
Stryker Colombia SAS	Colombia
Stryker Communications, Inc.	USA - Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker Customs Brokers, LLC	USA - Delaware
Stryker Deutschland Services GmbH	Germany
Stryker do Brasil Ltda.	Brazil
Stryker EMEA Supply Chain Services B.V.	Netherlands
Stryker Employment Company, LLC	USA - Michigan
Stryker European Operations B.V.	Netherlands
Stryker European Operations Holdings I B.V.	Netherlands
Stryker European Operations Holdings I Ltd.	Ireland
Stryker European Operations Holdings II B.V.	Netherlands
Stryker European Operations Holdings II Limited	Ireland
Stryker European Operations Holdings III B.V.	Netherlands
Stryker European Operations Holdings LLC	USA - Delaware
Stryker European Operations Limited	Ireland
Stryker Far East, Inc.	USA - Michigan
Stryker Foreign Acquisitions, Inc.	USA - Delaware
Stryker France	France
Stryker Funding B.V.	Netherlands
Exhibit 21(i)

Name of Subsidiary	State or Country of Incorporation

Stryker Global Technology Center Private Limited	India
Stryker GmbH	Switzerland
Stryker GmbH & Co. KG	Germany
Stryker Grundstücks GmbH & Co KG	Germany
Stryker Grundstücks Verwaltungs GmbH	Germany
Stryker Holdings B.V.	Netherlands
Stryker Iberia, S.L.	Spain
Stryker IFSC Designated Activity Company	Ireland
Stryker India Private Limited	India
Stryker International Acquisitions B.V.	Netherlands
Stryker International Holdings B.V.	Netherlands
Stryker Ireland Global Unlimited Company	Ireland
Stryker Ireland Limited	Ireland
Stryker Ireland Technology Limited	Ireland
Stryker Irish Holdings Unlimited Company	Ireland
Stryker Italia S.r.l.	Italy
Stryker Japan K.K.	Japan
Stryker Korea Limited	South Korea
Stryker Lebanon (Offshore) S.A.L.	Lebanon
Stryker Leibinger GmbH & Co. KG	Germany
Stryker Luxembourg S.à.r.l.	Luxembourg
Stryker Malta Holdings Limited	Malta
Stryker Malta International Limited	Malta
Stryker Manufacturing Holding Company B.V.	Netherlands
Stryker Manufacturing S. de R.L. de C.V.	Mexico
Stryker Mauritius Holding Ltd	Mauritius
Stryker Mexico Holdings B.V.	Netherlands
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Nederland B.V.	Netherlands
Stryker New Zealand Limited	New Zealand
Stryker NV Operations Limited	Ireland
Stryker-Osteonics AG	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Performance Solutions, LLC	USA - New Jersey
Stryker Poland Manufacturing sp. z. o. o.	Poland
Stryker Poland Services sp. z o.o.	Poland
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos, Unipessoal, Lda.	Portugal
Stryker Professional Latin America S. de R.L. de C.V.	Mexico
Stryker Puerto Rico Holdings B.V.	Netherlands
Stryker Puerto Rico Sales, LLC	Puerto Rico
Stryker Puerto Rico, LLC	Puerto Rico
Stryker Renovation Services, LLC	USA - Delaware
Stryker Romania SRL	Romania
Stryker Sales, LLC	USA - Michigan
Stryker Saudi Healthcare Services	Saudi Arabia
Stryker Singapore Private Limited	Singapore
Stryker South Africa (Proprietary) Limited	South Africa
Stryker Spain Medtech Holdings, S.L.U.	Spain
Stryker Spine	France
Stryker Sterilization Tijuana, S. de R.L. de C.V.	Mexico
Stryker Sustainability Solutions, Inc.	USA - Delaware
Stryker Tıbbi Cihazları Sanayi ve Ticaret Limited Şirketi	Turkey
Stryker Tijuana Operations, S. de R.L. de C.V.	Mexico
Stryker Trauma GmbH	Germany
Stryker Turkish Holdings B.V.	Netherlands
Exhibit 21(i)

Name of Subsidiary	State or Country of Incorporation

Stryker UK Limited	United Kingdom
Stryker U.S. Investments, Inc.	USA - Delaware
Stryker Verwaltungs GmbH	Germany
SYK Costa Rica Services Sociedad De Responsabilidad Limitada	Costa Rica
Thermedx, LLC	USA - Ohio
TMG France	France
TMJ Solutions, LLC	USA - Florida
Tornier Orthopedics Ireland Limited	Ireland
Tornier	France
Tornier, Inc.	USA - Delaware
Trauson (China) Medical Instrument Company Limited	China
Trauson (Hong Kong) Company Limited	Hong Kong
Trauson Holdings (BVI) Company Limited	British Virgin Islands
Trauson Holdings (Hong Kong) Company Limited	Hong Kong
Trauson Holdings Company Limited	Cayman Islands
Vertos Medical, Inc.	USA - Delaware
Vocera Communications Australia Pty Limited	Australia
Vocera Communications India Private Limited	India
Vocera Communications, Inc.	USA - Delaware
Vuaant, Inc.	USA - Delaware
Wright Medical Costa Rica, S.A.	Costa Rica
Wright Medical Group, Inc.	USA - Delaware
Wright Medical Technology, Inc.	USA - Delaware
Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries, with the exception of any designated by an asterisk (*), which Stryker Corporation directly or indirectly owns a majority of the outstanding voting securities.